SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) DECEMBER 13, 1996

                            INDUSTRIAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

         TEXAS                                                   1-9580
(State of other jurisdiction of                         (Commission File Number)
      incorporation)

                                   76-0289495
                        (IRS Employer Identification No.)

                        7135 ARDMORE HOUSTON, TEXAS 77054
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code(713) 747-1025

(Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS

       On December 13, 1996, at 5:00 p.m., New York city time, Industrial Holdings, Inc. (the "Company") completed an offer to the holders (the "Warrantholders") of its Class A Redeemable Common Stock Purchase Warrants ("Class A Warrants") whereby for each Class A Warrant tendered plus $6.00, (the Warrantholder received one share of Common Stock, one Class B Redeemable Common Stock Purchase Warrant ("Class B Warrant") and one Class C Redeemable Common Stock Purchase Warrant ("Class C Warrant").

       The holders of 623,714 Class A Warrants (representing approximately 99% of the originally issued and outstanding Class A Warrants that could have been tendered for exercise) tendered their Class A Warrants and purchased 623,714 shares of Common Stock and were issued 623,714 Class B Warrants and 623,714 Class C Warrants. The Company received net proceeds of $3,642,284 after deduction of approximately $100,000 of expenses incurred in connection with the Offer. As a result of the tender of the Class A Warrants, the total number of shares of Common Stock outstanding will be approximately 4,843,294 and 8,786 Class A Warrants remain outstanding. The outstanding Class A Warrants will expire after January 14, 1997.

                                   EXHIBITS

99.1  Press release dated December 16, 1996 announcing the results of the Offer.

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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                            INDUSTRIAL HOLDINGS, INC.

                            By: /s/CHRISTINE A. SMITH
                                   Christine A. Smith
                         VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Date: December 16, 1996

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                                 EXHIBIT INDEX

EXHIBIT        NUMBER AND DESCRIPTION                            PAGE

99.1           Press release dated December 16, 1996
               announcing the results of the Offer.                4

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